UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020

SANDY SPRING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 774-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $1.00 per share	SASR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 28, 2020, the Board of Directors of Sandy Spring Bancorp, Inc. (the “Company”) approved and adopted a new Code of Ethics and Business Conduct (the “Code”). The Code is applicable to all officers, directors, and employees of the Company and its subsidiaries and affiliates, including but not limited to the Company’s principal executive officer, principal financial officer, principal accounting officer and controller.

The new Code came as a result of the periodic evaluation of the Code and updated and clarified topics previously addressed in the prior Code and other policy documents. Adoption of the new Code does not result in any waiver to any officer, director, or employee of the Company, explicit or implicit, from any provision of the prior Code. The ethical principles underlying each provision of the prior Code remain substantively unchanged.

The foregoing description of the Code is qualified in its entirety by reference to the full text of the Code attached as Exhibit 14, which is incorporated herein by reference. The Code will also be available on the Company’s website at www.sandyspringbank.com under the link “Investor Relations – Corporate Governance.”

Item 9.01	Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

14	Code of Ethics and Business Conduct

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: October 29, 2020	By:	/s/ Aaron M. Kaslow
Aaron M. Kaslow Executive Vice President and General Counsel